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                                   EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 1998, included in Columbia Energy Group's 1997 Annual Report on Form 10-K, and our report dated June 4, 1997 included in the Annual Report on Form 11-K of the Employees' Thrift Plan of Columbia Gas System (renamed the "Employees' Thrift Plan of Columbia Energy Group") for the year ended December 31, 1996.

Arthur Andersen LLP
New York, New York
June 1, 1998